Exhibit 10.1

Stock Purchase Agreement dated April 30, 2008 by and between the Company and Camtex Energy, Inc.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of April 30, 2008, is by and between CamTex Energy, Inc., a Colorado corporation (the “Buyer”) having its principal offices at 15851 Dallas Parkway, Suite 190, Addison, Texas  75001, and Wentworth Energy, Inc., an Oklahoma corporation (“Wentworth”), having its principal offices at 112 East Oak Street, Suite #200, Palestine, Texas 75801, the sole shareholder of Barnico Drilling, Inc., a Texas corporation (“Barnico”).

RECITALS:

A.

Buyer desires to acquire 100% (5,000 shares of Class “A” voting shares and 15,000 shares of Class “B” non-voting shares) of the issued and outstanding shares of Barnico common stock (the “Barnico Shares”) and Wentworth desires to sell to Buyer all of the Barnico Shares for the consideration and on the terms and conditions set forth herein.

B.

It is the intention of the parties hereto that: (i) Buyer shall acquire the Barnico Shares for the consideration set forth below; and (ii) the purchase and sale shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of the states of Texas, Colorado and Oklahoma.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE OF THE SHARES

1.1

Sale of Shares.  Subject to the terms and conditions of this Agreement, Wentworth hereby agrees that on the Closing Date (as hereinafter defined) it will sell, assign and deliver the Barnico Shares to Buyer and Buyer agrees to Purchase the Barnico Shares.  The Barnico Shares to be sold, assigned and delivered will represent 100% of the issued and outstanding capital interests of Barnico.

1.2

Purchase Price.  The purchase price for the Barnico Shares shall be Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Purchase Price”).  Fifty Thousand Dollars ($50,000) of the Purchase Price (the “Cash Consideration”) shall be paid by Buyer to Wentworth on the Closing Date in immediately available funds.  The balance of the Purchase Price ($3,450,000) shall be evidenced by a promissory note in the form attached as Exhibit A hereto (the “Promissory Note”) to be executed and delivered by Buyer to Wentworth on the Closing Date.

1.3

Delivery of Shares.  On the Closing Date, Wentworth will deliver to Buyer the certificates representing the Barnico Shares, duly endorsed (or with executed stock powers) so as to make Buyer the sole owner thereof.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF BARNICO AND

WENTWORTH RELATING TO BARNICO

Wentworth hereby represents and warrants as follows:

2.1

Organization and Good Standing.  Barnico is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  Barnico has the corporate power and authority to carry on its business as presently conducted. Barnico is qualified to do business in Texas.

2.2

Corporate Authority.  Barnico has the power to operate as a corporation.  The execution and delivery of this Agreement by Wentworth, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions.  The execution of this Agreement and the consummation of the transactions contemplated hereby on the Closing Date will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Barnico or Wentworth are a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Wentworth or Barnico or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Barnico.

2.3

Ownership of Shares.  Wentworth is the owner of record and beneficially of all of the issued and outstanding shares of Barnico and the Barnico Shares constitute all of the issued and outstanding capital stock of Barnico.  Wentworth represents and warrants that such shares shall be delivered and assigned to Buyer free and clear of all rights, claims, liens and encumbrances.  There are no outstanding subscriptions, options, convertible securities, warrants or calls to purchase or otherwise acquire any securities of Barnico.  All Barnico Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.4

Approvals.  No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Wentworth or the consummation of the transactions described herein, other than as set forth on Schedule 2.4.

2.5

Financial Statements, Books and Records.  Attached as Schedule 2.5 are the unaudited financial statements of Barnico as of December 31, 2007 and December 31, 2006 (the “Barnico Financial Statements”).  The Barnico Financial Statements, books of account and other financial records of Barnico are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.6

No Material Adverse Changes.  Since December 31, 2007 there has not been:

(i)

any material adverse change in the financial position of Barnico except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of Barnico;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Barnico whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Barnico capital interests;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Barnico of any properties or assets;

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement; or

(vi)

payments or asset purchases not in the ordinary course of business.

2.7

Taxes.  During the period of time that Wentworth has owned the Barnico Shares (the “Relevant Time”) Barnico has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date as shown to be due on such reports and returns, and there are no deficiency notices outstanding.  No extensions of time for the assessment of deficiencies for any year is in effect.  No deficiency notice is proposed or, to the knowledge of Wentworth, threatened against Barnico.  During the Relevant Time, the tax returns of Barnico have not been audited.

2.8

Compliance with Laws.  To Wentworth’s knowledge, during the Relevant Time, Barnico has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Barnico.

2.9

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)

violate any provision of the Articles of Incorporation or the Bylaws of Barnico;

(ii)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which Barnico is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Barnico or upon the properties or business of Barnico; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of Barnico.

2.10

Actions and Proceedings.  Barnico is not a party to, or affected by, any material pending litigation filed during the Relevant Time.  To the knowledge of Wentworth, Barnico is not a party to any governmental investigation or proceeding not reflected in the Barnico Financial Statements and, to its knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against Barnico except as set forth on Schedule 2.10 attached hereto and made a part hereof.

2.11

Agreements.  Schedule 2.11 sets forth all material contracts or arrangements entered into during the Relevant Time to which Barnico is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.12

Brokers or Finders.  No broker’s or finder’s fee will be payable by Barnico or Wentworth in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Barnico or Wentworth.

2.13

Real Estate.  To the knowledge of Wentworth, except as set forth on Schedule 2.13, Barnico owns no real property nor is it a party to any leasehold agreement entered into during the Relevant Time.  All uses of any real property by Barnico or its subsidiaries during the Relevant Time have conformed in all material respects to all applicable building and zoning ordinances, laws and regulations.

2.14

OSHA and Environmental Compliance.  To the knowledge of Wentworth, after reasonable inquiry, during the Relevant time Barnico has duly complied with, and its offices, real property, business, assets, leaseholds and equipment have been in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws.  During the Relevant Time, no citations, notices or orders of non-compliance have been issued to Barnico or relating to its business, assets, property or equipment under such laws, rules or regulations.

To the knowledge of Wentworth, there are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as “Releases”) of hazardous substances at, upon, under or within the real property owned or leased by Barnico.  To the knowledge of Wentworth, the real property has not been used as a treatment, storage or disposal facility of hazardous waste.  To the knowledge of Wentworth, no hazardous substances are present on the real property or any premises leased by Barnico excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Barnico.

2.15

Tangible Assets.  To the knowledge of Wentworth, all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by Barnico, any related capitalized items or other tangible property material to the business of Barnico are described in Schedule 2.15 hereto (the “Tangible Assets”).  Other than as set forth in Schedule 2.15, Barnico holds all rights, title and interest in all the Tangible Assets owned by it on the Barnico Financial Statements and Schedule 2.15 and acquired by it after the date of the Barnico Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except those which were incurred prior to the Relevant Time and those which will be released on the Closing Date.  To the knowledge of Wentworth, all of the Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear due to the elements and lapse of time and are usable in the ordinary course of business of Barnico and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.15 hereto.  To Wentworth’s knowledge, Barnico owns no intellectual properties, including trademarks and the like.

2.16

Liabilities.  To the knowledge of Wentworth, Barnico does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which are not fully, fairly and adequately reflected on the Barnico Financial Statements (annual and interim), except for a specific list of Liabilities set forth on Schedule 2.16 attached hereto and made a part hereof.  To the knowledge of Wentworth, as of the Closing Date, Barnico will not have any Liabilities, other than Liabilities fully and adequately reflected on the Barnico Financial Statements other than Liabilities incurred in the ordinary course of business which will not exceed $25,000 on the date of Closing.  To the knowledge of Wentworth, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

2.17

Cash, Prepayments and Deposits.  All cash or cash equivalents held by Barnico on the Closing Date shall be retained by and paid to Wentworth on the Closing Date.  All refunds on taxes, deposits, prepayments or similar items and all insurance proceeds attributable to periods prior to the Closing Date but received by Barnico after the Closing Date will be promptly paid by Barnico to Wentworth.  Additionally, the amount of all prepayments, deposits and similar items held by third parties on behalf of or for the benefit of Barnico will be assigned over to Wentworth on the Closing Date.

2.18

Accounts Receivable/Payable.  The difference between Barnico’s accounts receivable and accounts payable shall be determined as of the Closing Date, and if the difference between the accounts receivable and accounts payable is a positive number, then that amount shall be paid by Buyer to Wentworth on the Closing Date and if the difference is a negative number, then that amount shall be paid by Wentworth to Buyer on the Closing Date.

2.19

Access to Records.  The corporate financial records, minute books and other documents and records of Barnico have been made available to Buyer prior to the Closing hereof.

2.20

Operations of Barnico.  From the date of the Barnico Financial Statements through the Closing Date, Barnico has not and will not, outside of the ordinary course of business, have:

(i)

incurred any indebtedness or borrowed money;

(ii)

declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv)

disposed of any assets of Barnico;

(v)

materially increased the annual level of compensation of any executive employee of Barnico;

(vi)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of Barnico;

(vii)

issued any equity securities or rights to acquire such equity securities;

or

(viii)

entered into or modified any contract, agreement or transaction.

2.21

Capitalization.  The authorized capital of Barnico consists of 5,000 shares of Class A voting common stock and 15,000 shares of Class B non-voting Common Stock, each with no par value and no preferred stock authorized to be issued.  Of the common stock authorized, 20,000 shares of common stock have been issued and are outstanding.  Barnico is current with respect to all dividend obligations.  Barnico has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Barnico.  Barnico has no subsidiaries.

2.22

Full Disclosure.  No representation or warranty by Wentworth in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Wentworth pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Barnico, and/or the status of the Barnico Shares.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants as follows:

3.1

Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

3.2

Corporate Authority.  Buyer has the corporate power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Buyer.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Buyer is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Buyer or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of Buyer.

3.3

Brokers or Finders.  No broker’s or finder’s fee will be payable by Buyer in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Buyer.

3.4

Receipt of Corporate Information; Independent Investigation; Access.  Buyer acknowledges that, in making the decision to Purchase the Barnico Shares, it will rely upon independent investigations made by Buyer or its representatives, if any, and Buyer will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this transaction and an opportunity to ask questions of, and to receive information from, Wentworth or any person acting on its behalf concerning the terms and conditions of this Agreement.  Buyer further acknowledges that (a) during the Relevant Time, George Barnes, Vice President of Buyer has been the President and manager of Barnico and in such capacity has knowledge of Barnico, its assets and liabilities which are equal to or superior to the knowledge of the other officers of Wentworth and he is fully aware of the current nature and condition of the Tangible Assets and the fact that such Tangible Assets have been and are currently idle and not producing any revenues, and (b) prior to the Relevant Time, George Barnes was the sole or majority shareholder and manager of Barnico and in such capacity had knowledge superior to that of Wentworth about Barnico, its assets and liabilities for time periods prior to the Relevant Time.

3.5

Investment Intent.  Buyer hereby represents that the Barnico Shares are being acquired for the Buyer’s own account with no intention of distributing such securities or any interest therein or the assets or operations of Barnico directly or indirectly to others.  Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute, directly or indirectly, the Barnico Shares or any interest therein or the assets or operations of Barnico.  Buyer is presently not engaged, nor does Buyer plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution, directly or indirectly, of the Barnico Shares or any interest therein or the assets or operations of Barnico.

3.6

Compliance with Federal and State Securities Laws.  Buyer understands that the Barnico Shares have not been registered under the Securities Act.  Buyer understands that the Barnico Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available.

3.7

Full Disclosure.  No representation or warranty by Buyer in this Agreement or in any document or schedule to be delivered pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Buyer.

SECTION 4.  CONDITIONS PRECEDENT

4.1

Conditions Precedent to the Obligation of Wentworth.  All obligations of Wentworth under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

(a)

The representations and warranties by or on behalf of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)

Buyer shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)

All instruments and documents delivered to Wentworth pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for Wentworth.

(d)

On the Closing Date, Buyer shall deliver the Cash Consideration and the Promissory Note, and the other closing items specified in Paragraph 8.1(b) hereto to Wentworth.

4.2

Waiver or Termination by Wentworth.  The conditions contained in Section 4.1 hereof are inserted for the exclusive benefit of Wentworth and may be waived in whole or in part by Wentworth at any time.  Such waiver must be in a writing signed by Wentworth.  Buyer acknowledges that the waiver by Wentworth of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by Buyer herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 4.1 hereof are not fulfilled or complied with as herein provided, Wentworth may, at or before the Closing Date at its option, rescind this Agreement by notice in writing to Buyer and in such event Wentworth shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by Buyer, then Buyer shall also be released from all obligations hereunder.

4.3

Conditions Precedent to the Obligations of Buyer.  All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

(a)

The representations and warranties by Wentworth, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing

Date as though such representations and warranties were made at and as of such time;

(b)

Wentworth shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by it prior to or at the Closing;

4.4

Waiver or Termination by Buyer.  The conditions contained in Section 4.3 hereof are inserted for the exclusive benefit of Buyer and may be waived in whole or in part by Buyer at any time.  Such waiver must be in a writing signed by Buyer.  Wentworth acknowledges that the waiver by Buyer of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by Wentworth herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 4.3 hereof are not fulfilled or complied with as herein provided, Buyer may, at or before the Closing Date at its option, rescind this Agreement by notice in writing to Wentworth and in such event Buyer shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by Wentworth, then Wentworth shall also be released from all obligations hereunder.

SECTION 5.  COVENANTS

5.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Wentworth and Buyer agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)

at the time of the disclosure was public knowledge;

(ii)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iii)

the receiving party had within its possession at the time of disclosure;

(iv)

is ordered disclosed by a Court of proper jurisdiction; or

(v)

is required, in Wentworth’s opinion, to be disclosed by applicable securities law.

5.4

Preservation of Books and Records.  For a period of seven (7) years after the Closing Date, Buyer shall (i) preserve and retain the corporate, accounting, legal, auditing, tax and other books and records of Barnico (including, but not limited to, any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations arising out of the conduct of the business and operations of Barnico prior to the Closing Date) and (ii) make such books and records available at the place where such books and records are normally maintained to Wentworth and its officers, employees and agents upon reasonable notice and at reasonable times, it being understood that Wentworth shall be entitled to make copies of any such books and records as it shall deem necessary.  Buyer agrees to permit representatives of Wentworth to meet with employees of Buyer or Barnico on a mutually convenient basis in order to enable Wentworth to obtain additional information and explanations of any materials provided pursuant to this Section 5.4.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7.  INDEMNIFICATION

For a period of one (1) year from the Closing, Buyer agrees to indemnify and hold harmless Wentworth, its officers, directors and principal shareholders, and Wentworth agrees to indemnify and hold harmless Buyer, at all times up to one (1) year after the Closing Date against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys’ fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party’s breach of a covenant or warranty or an indemnifying party’s non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement.  This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or Bylaws, as permitted by Federal or State law.

If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a “Claim

Notice”).  Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby.  Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below.  The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith.  The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party.  The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith.  If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof.  The indemnification provisions hereof shall survive the termination of this Agreement.  No indemnification to the other party shall become due until there is an agreed settlement or a final judgment in a court of competent jurisdiction.

SECTION 8.  DOCUMENTS AT CLOSING AND THE CLOSING

8.1

Documents at Closing.  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a)

Wentworth will deliver, or will cause to be delivered, to Buyer the following:

(i)

a certificate executed by the President or Secretary of Wentworth to the effect that all representations and warranties made by Wentworth under this Agreement are true and correct as of the Closing, the same as though originally given to Buyer on said date;

(ii)

a certificate from the State of Texas dated at or about the Closing to the effect that Barnico is in good standing under the laws of said State;

(iii)

Certificates representing the Barnico Shares, along with duly executed powers transferring such certificates to Wentworth.

(iv)

an executed copy of a Preferential Drilling Rights Agreement in the form attached hereto as Exhibit B;

(v)

a Release and Termination Agreement executed by Castlerigg Master Investments Ltd., in its capacity as collateral agent (“Collateral Agent), releasing the Barnico Shares from that certain Amended and Restated Pledge Agreement dated October 31, 2007 between Collateral Agent and Wentworth and releasing Barnico from that certain Amended and Restated Barnico Guaranty dated October 31, 2007 by and between Barnico and Collateral Agent;

(vi)

a First Amendment to Amended and Restated Security Agreement by and among Wentworth, Barnico and Collateral Agent, which inter alia, releases Barnico’s personal property and assets from that certain Amended and Restated Security Agreement dated October 31, 2007, by and among Wentworth, Barnico and Collateral Agent; and

(vii)

all other items, the delivery of which is a condition precedent to the obligations of Buyer, as set forth in Section 4.3.

(b)

Buyer will deliver or cause to be delivered to Wentworth:

(i)

a certificate executed by the President or a Vice President of Buyer to the effect that all representations and warranties of Buyer made under this Agreement are true and correct as of the Closing, the same as though originally given to Wentworth on said date;

(ii)

a certificate from the States of Texas and Colorado at or about Closing to the effect that Buyer is qualified to do business and in good standing in Texas and Buyer is in good standing in Colorado;

(iii)

the Cash Consideration;

(iv)

the executed Promissory Note;

(v)

an executed copy of the Preferential Drilling Rights Agreement in the form attached hereto as Exhibit B;

(vi)

a Release and Amendment Agreement in the form attached hereto as Exhibit C;

(vii)

an executed Pledge Agreement in the form attached hereto as Exhibit D, along with a financing statement for the Barnico Stock, securing Buyer’s obligations under the Promissory Note;

(viii)

an executed Security Agreement in the form attached hereto as Exhibit E granting Wentworth a security interest in all the personal property and assets of Barnico securing Buyer’s obligations under the Promissory Note;

(ix)

a Termination Agreement in a form reasonably satisfactory to Wentworth under which the Consulting Agreement between Wentworth and George Barnes dated July 25, 2006 is terminated effective as of the Closing Date;

(x)

a resignation by George Barnes of all positions held by George Barnes as an officer or director of Wentworth; and

(xi)

all other items, the delivery of which is a condition precedent to the obligations of Wentworth, as set forth in Section 4.1.

8.2

The Closing.  The Closing shall take place at the earliest possible date (the “Closing Date”) determined by Wentworth, but in any event not later than May 16, 2008.  At the Closing, the parties shall provide each other with such documents as may be reasonably necessary to effectuate the intents and purposes of this Agreement.

SECTION 9.  MISCELLANEOUS

9.1

Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3

Assignment.  Except as provided for in Section 9.16 hereof, this Agreement is not assignable.

9.4

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To:

Wentworth:

Wentworth Energy, Inc.
112 East Oak Street, Suite 200
Palestine, Texas 75801
Attention:  President
Fax: (903) 723-5368

with copy to:

Barry F. Cannaday
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Fax: (214) 758-1550

To:

Buyer:

CamTex Energy, Inc.
15851 Dallas Parkway, Suite 190
Dallas, Texas 75001

with copy to:

Hon. Jackson Hanks
Jackson Hanks, P.C.
601 East Lacy Street
Palestine, Texas 75801
Phone: 903-729-0158
Fax: 903-731-4572
Email: jackson@jacksonhankspc.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

9.5

Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Texas, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

9.6

Arbitration.  Any controversy relating to or arising out of this Agreement shall be submitted to arbitration in Anderson County, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Upon written demand of either party, the parties shall meet and attempt to appoint a single Arbitrator.  If the parties fail to name an arbitrator within ten (10) days from such demand, then the arbitrator shall be selected from the panels of arbitrators of the American Arbitration Association.  The arbitrator selected to act hereunder shall be qualified by education and training to pass upon the particular question in dispute and shall make a decision on the dispute within sixty (60) days after his appointment, subject to any reasonable delay due to unforeseen circumstances.  The compensation and expenses of the single arbitrator shall be borne equally by the parties.  Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party.  The parties agree to abide by all awards rendered in such proceedings.

9.7

Buyer’s Responsibility.  All information, data, statistics, summaries and other material furnished by Wentworth or Barnico to Buyer with respect to Barnico are furnished for use by Buyer at its sole risk.  All such information has been compiled or prepared by Barnico based on its files and records, and such information is believed to be correct, but Wentworth makes no representation, express or implied, as to the accuracy, correctness, completeness or the adequacy of the information and does not warrant or guarantee such information in any way.  Buyer is experienced in the oil and gas industry and is responsible for making such independent investigation and evaluation of Barnico and its assets as it deems to be necessary or appropriate.

9.8

Expenses.  Except as otherwise expressly provided herein, all fees, costs and expenses incurred by Buyer or Wentworth in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

9.9

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party, provided that Wentworth shall be permitted to make such disclosures as are required by applicable securities laws.

9.10

Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

9.11

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.12

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.13

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.14

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

9.15

Tax Treatment.  Wentworth and Buyer acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

[Signatures on following page]

WENTWORTH ENERGY, INC.

an Oklahoma corporation

By:  /s/ Mike Studdard

Mike Studdard, President

BUYER:

CAMTEX ENERGY, INC.

/s/ George Barnes

George Barnes, Vice President